Exhibit 99.1

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PharmAthene, Inc.

One Park Place

Annapolis, MD 21401	PROXY

For The Special Meeting To Be Held            , 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby constitutes and appoints Mitchel Sayare and Eric I. Richman, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.0001 per share, of PharmAthene, Inc. (“PharmAthene” or the “Company”) of which the undersigned is the record holder, standing in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held at      a.m., New York time, on     ,            , 2013 at 1301 K Street, NW, East Tower, Sixth Floor, Washington, DC 20005, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof.

This Proxy will be voted in accordance with the stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:

•	“FOR” proposal to approve the issuance of PharmAthene common stock, par value $0.0001 per share, in the merger contemplated by the Agreement and Plan of Merger, dated as of July 31, 2013, by and among PharmAthene, Inc., Theraclone Sciences, Inc., Merger Sub, Inc., a wholly owned subsidiary of PharmAthene, and Steven Gillis, Ph.D., as Securityholders’ Representative;
•	“FOR” proposal to approve an amendment to PharmAthene’s Certificate of Incorporation to increase the number of shares of common stock that PharmAthene may issue by 75,000,000, from 100,000,000 to 175,000,000;
•	“FOR” approval of each nominee for director to serve as a director until PharmAthene’s next annual meeting of stockholders or until his or her respective successor is elected and qualified;
•	“FOR” proposal to approve an amendment to PharmAthene’s Bylaws to require, for a period to expire no later than July 31, 2015, the approval of at least 66 2/3% of PharmAthene’s Board of Directors to remove Clifford J. Stocks, the expected Chief Executive Officer of PharmAthene upon completion of the merger; and
•	“FOR” proposal to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of the proposals.

If any other business is presented at the Special Meeting, this proxy will be voted by the above-named proxies at the direction of a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. In addition, if the Special Meeting is required to be adjourned for any reason, this proxy will be voted by the above-named proxies at the direction of a majority of the Board of Directors.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this ☒

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1. Proposal to approve the issuance of PharmAthene common stock, par value $0.0001 per share, in the merger contemplated by the Agreement and Plan of Merger, dated as of July 31, 2013, by and among PharmAthene, Inc., Theraclone Sciences, Inc., Merger Sub, Inc., a wholly owned subsidiary of PharmAthene, and Steven Gillis, Ph.D., as Securityholders’ Representative.	☐ For	☐ Against	☐ Abstain

2. Proposal to approve an amendment to PharmAthene’s Certificate of Incorporation to increase the number of shares of common stock that PharmAthene may issue by 75,000,000, from 100,000,000 to 175,000,000.	☐ For	☐ Against	☐ Abstain

3. Election of Directors:

01 Mitchel B. Sayare, Ph.D.

02 John M. Gill

03 Steve Gillis, Ph.D.

04 Wende S. Hutton

05 Brian A. Markison

06 Eric I. Richman

07 Clifford J. Stocks

08 Derace L. Schaffer, M.D.

09

☐	Vote FOR all nominees listed (except as marked)

☐	Vote WITHHOLD AUTHORITY to vote for all nominees listed

FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.	☐

4. Proposal to approve an amendment to PharmAthene’s Bylaws to require, for a period to expire no later than July 31, 2015, the approval of at least 66 2/3% of PharmAthene’s Board of Directors to remove Clifford J. Stocks, the expected Chief Executive Officer of PharmAthene upon completion of the merger.	☐ For	☐ Against	☐ Abstain

5. Proposal to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of the proposals.	☐ For	☐ Against	☐ Abstain

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Date
Signature
Signature

NOTE:  When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving full title as such. If a partnership, please sign in full partnership name by authorized person.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.